SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934



                        Date of Report: November 18, 2003

               Date of earliest event reported: November 18, 2003



                          MAINE & MARITIMES CORPORATION

             (Exact name of registrant as specified in its charter)



                                      Maine

                         (State or other jurisdiction of
                         incorporation or organization)

                                   333-103749

                              (Commission File No.)

                                   30-0155348

                      (I.R.S. Employer Identification No.)

                   209 State Street, Presque Isle, Maine 04769

               (Address of principal executive offices) (Zip Code)

                   Registrant's telephone number: 207-760-2499

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Maine & Maritimes Corporation


Item 5.  Other Events



Maine & Maritimes Corporation Wins 2003 EEI Index Award For
Outstanding Five-Year Stock Results For Small Cap Companies

    PRESQUE ISLE, Maine--(BUSINESS WIRE)--Nov. 18, 2003--Maine & Maritimes Corporation (AMEX: MAM)
    In recognition of its creation of shareholder value, Edison Electric Institute has awarded Maine & Maritimes Corporation with it's 2003 Stock Index of Shareholder-Owned Electric Utilities Award for the small market capitalization category. This marks the second consecutive year that Maine & Maritimes has won the prestigious EEI award. Maine & Maritimes Corporation is the parent company of Maine Public Service Company, a regulated electric transmission and distribution utility serving northern Maine.
    For the five-year period ending September 30, 2003, Maine & Maritimes Corporation achieved the best performance in the EEI Index small-cap category with a return of 226.3 percent. The EEI Index is a peer-group index that values total return on each electric utility over a five-year period, thus providing a benchmark for long-term stock performance.
    Maine & Maritimes' President & CEO, J. Nicholas Bayne said, "We are exceptionally proud of this achievement and for our team's continuing commitment to the creation of shareholder value. Our solid performance, as demonstrated by this award, affirms that in the race to create value, it's not about how big you are, but your ability to adapt, deliver, and sustain long-term results. The Company's stock has outperformed the market, while maintaining market competitive dividend yields. From our line workers to the executive staff, we've worked very hard to build a value-based culture, whereby all of our employees are challenged to increase shareholder value by expanding their capabilities, taking pride and ownership in everything they do, and fundamentally understanding that we must continually serve as stewards for our investors. Having successfully navigated through the process of deregulation and the formation of a new holding company, we've charted new courses for our future growth and are taking steps to further optimize and enhance both our core electric utility and unregulated operations."
    Maine & Maritimes Corporation has successfully undertaken a variety of initiatives to improve its earnings performance. The Company's regulated utility recently received approval of their rate filing with the Maine Public Utilities Commission; implemented an integrated asset-management strategy to reduce and control capital expenditures; increased productivity through business process and technology upgrades; enhanced performance through a unique "in-sourcing" strategy to improve the cost effectiveness of field services; and has implemented a comprehensive lifecycle extension program within the utility, involving detailed field inspections to ensure continuing system reliability.
    Maine & Maritimes Corporation is the parent company of Maine Public Service Company, a regulated electric transmission and distribution utility, and Energy Atlantic, LLC, a competitive electricity supply company, both headquartered in Presque Isle, Maine. The Company's website is www.maineandmaritimes.com.

    Forward Looking Information:

    Except for historical information, all other information provided in this news release consists of "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1935. These "forward-looking statements" are subject to risks and uncertainties, which could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these risks and uncertainties are discussed and identified in Maine & Maritimes Corporation's public filings made with the Securities and Exchange Commission, and include (but are not limited to) a possible inability to raise adequate capital to execute proposed strategies, changes in overall strategy due to economic, regulatory, governmental and/or market conditions, the costs and difficulties related to integration of potentially acquired businesses, potential changes in customer and supplier relationships of potentially acquired firms, changes in governmental regulations, changes in management, and changes in financial markets.

    CONTACT: Maine & Maritimes Corporation
             Annette Arribas, 207-760-2402










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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAINE & MARITIMES CORPORATION

Date: November 18, 2003

By: /s/ J. Nicholas Bayne

J. Nicholas Bayne, President & CEO